Exhibit No. 99.1

                          MIKRON INFRARED, INC REPORTS
                          RESULTS FOR FISCAL YEAR 2003

             Mikron Posts Record Annual Sales and Operating Profits.

Mikron Infrared, Inc. (NASD:MIKR) announced its financial results for its fiscal year ending October 31, 2003.

Mikron's fiscal year sales and operating income were records for the company. Domestic sales (sales made by Mikron's US operations to customers located anywhere in the world) for fiscal 2003 were 20% higher than sales for fiscal 2002. Total net sales (which include the sales generated by the IMPAC companies acquired by Mikron in November 2002) were $23,058,982 for fiscal 2003 compared to sales of $12,797,190 for fiscal 2002. Operating income for fiscal 2003 (including the IMPAC Companies) was $1,985,552, compared to $741,534 of operating income for fiscal 2002. Basic earnings per share were $0.20 for fiscal 2003 compared to $0.10 for fiscal 2002. Fully diluted earnings per share were $
0.19 for the fiscal 2003 compared to $0.09 for fiscal 2002.

Domestic sales for the three months ended October 31, 2003 were 20% higher than sales for the comparable quarter of fiscal 2002. Total net sales for the three months ended October 31, 2003 were $6,194,353 compared to $3,414,982 for the same period in 2002.

Gerry Posner, Mikron's President, commented that, "we continue to see soft pockets in capital expenditures, but we are starting to see some improvement over a year ago. We are encouraged that the IMPAC Companies acquisition has been able start producing positive results in its first year as a part of Mikron. We expect to see even more benefits from the purchase in fiscal 2004. We have experienced more acceptance of Mikron's products in Europe and IMPAC's products in the U.S and are very pleased with the early results of the cross-selling synergies."

Dennis Stoneman, Mikron's Executive Vice President added, "A large portion of our organic growth is still attributable to our thermal imaging products, and a more modest increase in our single point products. It is encouraging to see the organic growth of our product line as we develop more applications for their use as solutions for our customers. We look to fiscal 2004 with the confidence that we will continue to develop more applications for our products and growth of our sales and operating profits.

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland, NJ (Tel. No. 201/405-0900)


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

Consolidated statements of operations
For fiscal 2003 and 2002

                                     3 Months          3 Months         Fiscal Year       Fiscal Year
                                       ended             ended             Ended             Ended
                                    October 31,       October 31,       October 31,       October 31,
                                       2003              2002              2003              2002
Revenues:
   Net Sales                       $  6,194,353      $  3,414,982      $ 23,058,982      $ 12,797,190
   Royalties                                  0                 0            16,112            96,823
                                   ------------      ------------      ------------      ------------
Total Revenues                        6,194,353         3,414,982        23,075,094        12,894,013
                                   ------------      ------------      ------------      ------------
Costs and Expenses
   Cost of goods sold                 3,035,058         1,832,395        11,552,494         7,052,572
   Selling, General and
     Administrative                   2,370,551         1,056,452         7,823,651         4,117,377
   Research,
   Development
   And Engineering                      469,041           241,303         1,713,397           982,530
                                   ------------      ------------      ------------      ------------
Total Costs and
 Expenses                             5,874,650         3,130,150        21,089,542        12,152,479
                                   ------------      ------------      ------------      ------------
Income from
 Operations                             319,703           284,832         1,985,552           741,534
Other Income
 (Expense):
   Interest (Net)                       (78,971)           (1,125)         (288,020)          (23,433)
Other (Expense)
Income, net                             (65,744)           (2,836)          (76,275)          (43,934)
                                   ------------      ------------      ------------      ------------

Net Income Before Income Taxes          174,985           283,121         1,621,257           674,167
   Income Tax Provision                 (68,097)          (87,272)         (639,900)         (239,778)
                                   ------------      ------------      ------------      ------------
Net Income                              106,888           195,849           981,357           434,389
                                   ============      ============      ============      ============

Net Income per Share-Basic         $       0.02      $       0.04      $       0.20      $       0.10
                                   ============      ============      ============      ============
Weighted Average
 Number of Shares-
 Basic                                4,951,824         4,288,200         4,951,824         4,288,200
                                   ============      ============      ============      ============

Net Income per Share-Diluted       $       0.02      $       0.04      $       0.19      $       0.09
                                   ============      ============      ============      ============
Weighted Average
 Number of Shares-
 Diluted                              5,109,576         4,587,308         5,109,576         4,587,308
                                   ============      ============      ============      ============

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are


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

subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could effect the company's actual results include but are not limited to the risks discussed in the company's Annual Report on Form 10-KSB for the year ended October 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

Contact: Mikron Infrared, Inc Paul Kohmescher 201/405-0900


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